UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

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☒	Preliminary Information statement

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☐	Definitive Information Statement

ALPHA MODUS HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

INFORMATION STATEMENT

To the Holders of Common Stock of Alpha Modus Holdings, Inc.,

This Information Statement is being circulated to the stockholders of record of the outstanding Class A common stock, $0.0001 par value per share (the “Common Stock”), of Alpha Modus Holdings, Inc. (the “Company”), as of the close of business on August 25, 2026 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our stockholders of actions taken by written consent of the holders of a majority of the outstanding voting stock of the Company, holding approximately 69.7% of the outstanding shares of our voting stock (the “Majority Stockholders”). This Information Statement shall be considered the notice required under the Delaware General Corporation Law (the “DGCL”).

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

The following actions were authorized by written consent of the Majority Stockholders:

Entry into Securities Purchase Agreement and Issuance of Common Shares

On August 26, 2026, the Company entered into a securities purchase agreement (the “SPA”) with the non-U.S. investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of (i) 51,621,560 shares of Class A Common Stock (the “Shares”), and (ii) warrants (the “Warrants”) to purchase an additional 51,621,560 shares (the “Warrant Shares”) for a $4.36/share exercise price, for an aggregate purchase price consisting of 3,170 bitcoin (such transaction the “PIPE Financing”).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Company’s Class A common stock (“Common Shares”) is currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Shares and Warrant Shares pursuant to the SPA may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain the Company’s listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(b), approved the SPA and the issuance of Common Shares under the SPA.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(b), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the SPA and the issuance of Common Shares under the SPA. Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

September [__], 2026

THIS INFORMATION STATEMENT IS BEING PROVIDED TO YOU BY THE BOARD OF

DIRECTORS OF THE COMPANY. WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

INFORMATION STATEMENT

(Preliminary)

September [__], 2026

GENERAL INFORMATION

Alpha Modus Holdings, Inc., a Nevada corporation, with its principal executive offices located at 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031, is sending you this Notice and Information Statement to notify you of an action that the Majority Stockholders has taken by written consent in lieu of a special meeting of stockholders. References in this Information Statement to the “Company, “we,” “our,” “us,” and “Alpha Modus” are to Alpha Modus Holdings, Inc., and, to the extent applicable, its subsidiaries. The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward the Information Statement to beneficial owners of the Common Stock held of record by them.

Copies of this Information Statement are being mailed on or about September [__], 2026, to the holders of record of the outstanding shares of our Common Stock on August 25, 2026, which we refer to as the “Record Date.”

Background

The following actions were approved by the written consent of the Majority Stockholders holding approximately 69.7% of our outstanding voting stock as of August 25, 2026, in lieu of a special meeting of our stockholders.

Entry into Securities Purchase Agreement and Issuance of Common Shares

On August 26, 2026, the Company entered into a securities purchase agreement (the “SPA”) with the non-U.S. investors named therein (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, an aggregate of (i) 51,621,560 shares of Class A Common Stock (the “Shares”), and (ii) warrants (the “Warrants”) to purchase an additional 51,621,560 shares (the “Warrant Shares”) for a $4.36/share exercise price, for an aggregate purchase price consisting of 3,170 bitcoin (such transaction the “PIPE Financing”).

The SPA requires the Company to file within 15 days of closing the PIPE Financing a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the Shares for resale by the Investors. In connection with the SPA, on August 26, 2026, the Company also entered into a registration rights agreement with the Investors (the “RRA”), which requires the Company to file the Registration Statement within 15 days of closing the PIPE Financing, requires the Company to include the Warrant Shares in the Registration Statement, and requires the Company to use commercially reasonable efforts to have the Registration Statement declared effective by the Commission as soon as practicable.

The SPA includes customary representations, warranties and covenants by the Company, representations by the Investors that they are not U.S. persons, and customary closing conditions. The SPA prohibits, prior to the earlier of 30 days following effectiveness of the Registration Statement or December 31, 2026, the issuance of any equity securities or securities convertible into equity without the prior written consent of the majority of the Investors, except for (i) the Shares, the Warrants, and the Warrant Shares, (ii) shares issuable to Company directors and officers as required by the Company’s agreements with those directors and officers for the third fiscal quarter of 2026, (iii) up to 519,917 shares upon conversion of existing convertible notes or similar securities, and (iv) up to 176,890 shares upon exercise of outstanding warrants.

The Warrants have an exercise term of two years following the issuance date, are not exercisable on a cashless basis, and include a beneficial ownership limitation of 19.99% (prohibiting a holder from exercising to the Warrants to the extent the exercise would result in the holder beneficially owning in excess of 19.99% of the Company’s common stock).

The Company is subject to the NASDAQ Stock Market’s Listing Rules because the Company’s Common Shares are currently listed on the NASDAQ Capital Market (“NASDAQ”). The issuance of the Common Shares pursuant to the SPA (the issuance of the Shares and the Warrant Shares) may implicate certain of the NASDAQ listing standards requiring stockholder approval in order to maintain the Company’s listing on NASDAQ.

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(b), approved the SPA and the issuance of Common Shares under the SPA.

The written consents of the Majority Stockholders we have received constitute the only stockholder approval required under the DGCL, NASDAQ Listing Rule 5635(b), our Second Amended and Restated Certificate of Incorporation, and our Amended and Restated Bylaws, to approve the SPA and the issuance of Common Shares under the SPA (the issuance of the Shares and the Warrant Shares). Our Board of Directors is not soliciting your consent or your proxy in connection with this action, and neither consents nor proxies are being requested from stockholders.

The actions taken by written consent of the Majority Stockholders will not become effective until the date that is twenty (20) calendar days after this Information Statement is first mailed or otherwise delivered to holders of our Common Stock as of the Record Date.

WE ARE NOT ASKING YOU FOR A PROXY, AND

YOU ARE REQUESTED NOT TO SEND A PROXY.

ACTION TAKEN

This Information Statement contains a brief summary of the material aspects of the action approved by the members of the Board of Directors of the Company and the Majority Stockholders.

APPROVAL OF THE SPA AND THE ISSUANCE OF THE COMMON SHARES IN ACCORDANCE WITH APPLICABLE NASDAQ LISTING RULES

On August 26, 2026, the Company entered into the SPA with the Investors, pursuant to which the Company agreed to issue and sell to the Investors, and the Investors agreed to purchase from the Company, the Shares and Warrants, for an aggregate purchase price consisting of 3,170 bitcoin.

Stockholders Entitled to Receive Notice of Action by Written Consent

Under Section 228 of the DGCL, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present, consent to such action in writing. Prompt notice of any action so taken by written consent must be provided to all holders of our Common Stock as of the Record Date.

NASDAQ Listing Requirements and the Necessity of Stockholder Approval

The Company is subject to the NASDAQ Listing Rules because our Common Stock is currently listed on NASDAQ. The issuance of the Common Shares under the SPA implicates certain of the NASDAQ listing standards requiring prior stockholder approval in order to maintain the Company’s listing on NASDAQ, as follows:

●	NASDAQ Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a change of control of the Company.

The issuance of the Shares to be sold to the Investors under the SPA, and the issuance of the Warrant Shares issuable under the Warrants to be sold to the Investors under the SPA, could constitute a change of control of the Company since William Alessi, the Company’s Chief Executive Officer, beneficially owned approximately 71.4% of the Company’s common stock as of August 25, 2026, prior to giving effect to the issuance of the Shares and Warrant Shares, but following the issuance of the Shares and Warrant Shares, Mr. Alessi would only own approximately 3.3% of the Company’s common stock while the Investors would own approximately 95.4% of the Company’s common stock (based on the number of shares outstanding as August 25, 2026, and assuming all of the Shares and Warrant Shares are issued to and held by the Investors).

Because the issuance of the Shares and the Warrant Shares could constitute a change of control of the Company, the Company secured stockholder approval of the SPA and issuance of the Common Shares under the SPA (the issuance of the Shares and the Warrant Shares) pursuant to NASDAQ Listing Rule 5635(b).

The Majority Stockholders, in accordance with NASDAQ Listing Rule 5635(b), approved the SPA and the issuance of Common Shares under the SPA, including the issuance of the Shares and the Warrant Shares to the Investors.

Effective Date of Action by Written Consent

Pursuant to Rule 14c-2 promulgated under the Exchange Act, the earliest date that the corporate action being taken pursuant to the written consent can become effective is 20 calendar days after the first mailing or other delivery of this Information Statement to holders of our Common Stock as of the Record Date. On the 20th calendar day after the first mailing or other delivery of this Information Statement, the action taken by written consent of the Majority Stockholders described above will become effective, and the Common Shares will be issued. We recommend that you read this Information Statement in its entirety for a full description of the action approved by the holders of a majority of our outstanding Common Stock.

Dissenter’s Rights of Appraisal

Stockholders do not have any dissenter’s rights or appraisal rights in connection with the approval of the SPA and the issuance of Common Shares under the SPA.

OUTSTANDING VOTING SECURITIES

Each share of our Common Stock entitles its holder to one vote on each matter submitted to stockholders, and each share of Series C Preferred Stock entitles its holder to one vote on each matter submitted to stockholders. As of the Record Date, 4,929,766 shares of Common Stock, and no shares of Series C Preferred Stock, were issued and outstanding and entitled to take action by written consent and to receive notice of the action taken by written consent, and 3,438,150 shares of Common Stock owned by the Majority Stockholders consented in favor of the actions to be taken, constituting approximately 69.7% of the total votes of the Company’s voting capital stock outstanding as of the Record Date. Such stock voted in favor the actions to be taken consists of the following: (i) 2,739,707 shares of Common Stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 163,000 shares of Common Stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 163,000 shares of Common Stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 163,000 shares of Common Stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, and (v) 163,000 shares of Common Stock held in the name of The Kim Alessi Richter Irrevocable Trust, and (vii) 46,443 shares of Common Stock held in the name of Janbella Group, LLC. Such numbers do not include Common Shares beneficially owned by Mr. Alessi and held in brokerage accounts of the named shareholders above. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

As of August 25, 2026, the Majority Stockholders executed and delivered to the Company written consents approving the action set forth herein. Since the action has been approved by the Majority Stockholders, no proxies are being solicited with this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of August 25, 2026, for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days thereafter. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within sixty (60) days are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

The percentages below are calculated based on 4,929,766 shares of our Common Stock, and no shares of Series C Preferred Stock, issued and outstanding as of August 25, 2026. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, Alpha Modus Holdings, Inc., 20311 Chartwell Center Dr., #1469, Cornelius, NC, 28031.

Name and Address of Beneficial Owner	Number of Shares of Class A Common Stock		%
Directors and Executive Officers
William Alessi	3,519,014	(1)	71.4%
Rodney Sperry	2,581		0.1%
Chris Chumas	306,437	(2)	6.2%
Michael Garel	4,884		0.1%
Gregory Richter	5,274	(3)	0.1%
Scott Wattenberg	4,374		0.1%
William Ullman	21,939	(4)	0.4%
All Directors and Executive Officers as a Group	3,864,503		78.2%

(1)	Includes (i) 2,743,201 shares of common stock held in the name of The Alessi 2023 Irrevocable Trust, (ii) 168,000 shares of common stock held in the name of The WRA 2023 Irrevocable Trust, (iii) 168,000 shares of common stock held in the name of The Janet Alessi 2023 Irrevocable Trust, (iv) 168,000 shares of common stock held in the name of The Isabella Alessi 2023 Irrevocable Trust, (v) 168,000 shares of common stock held in the name of The Kim Alessi Richter Irrevocable Trust, (vi) 15,255 shares of common stock held in the name of the Alessi Revocable Trust, (vii) 69,808 shares of common stock held in the name of Janbella Group, LLC, and (viii) 18,750 shares of common stock held in the name of Insight Acquisition Sponsor LLC, which has granted an irrevocable proxy to vote such shares to William Alessi. William Alessi’s spouse, Sonia Alessi, is the trustee of each of the preceding trusts, and Mr. Alessi is deemed to be the beneficial owner of shares held in the name of each of the trusts. Mr. Alessi has voting and investment discretion with respect to shares held by Janbella Group, LLC, and is deemed to be the beneficial owner of shares held in the name of Janbella Group, LLC.

(2)	Consists of (i) 154,081 shares of Class A common stock held in the name of Chris Chumas, (ii) 150 shares of Class A common stock held in the name of Mr. Chumas’s spouse, Amanda Chumas, and (iii) 152,206 shares of Class A common stock held in the name of Mr. Chumas’s IRA.

(3)	Includes (i) 4,874 shares of Class A common stock held in the name of Gregory Richter, and (ii) 400 shares of Class A common stock held in the name of Mr. Richter’s spouse, Kim Alessi Richter.

(4)	Includes (i) 6,162 shares of Class A common stock held in the name of William Ullman, (ii) 4,000 shares of Class A common stock held in the name of Water Street Opportunities I LLC, (iii) 1,250 shares of common stock issuable under the Private Placement Warrants held by Mr. Ullman, which are deemed to be beneficially owned by Mr. Ullman since the warrants are exercisable within 60 days, and (iii) 10,527 shares of common stock issuable under the Private Placement Warrants held by Water Street Opportunities I LLC, which are deemed to be beneficially owned by Water Street Opportunities I LLC since the warrants are exercisable within 60 days. Mr. Ullman has voting and investment discretion with respect to securities held by Water Street Opportunities I LLC, and is deemed to be the beneficial owner of securities held in the name of Water Street Opportunities I LLC.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Information Statement contains forward-looking statements in addition to historical information. When used in this Information Statement, the words “can,” “will,” “intends,” “expects,” “believes,” similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. All statements that address activities, events or developments that the Company intends, expects or believes may occur in the future are forward-looking statements. Any forward-looking statements made by the Company in this Information Statement speak only as of the date hereof. Factors or events that affect the transactions or could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference information into this Information Statement, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this Information Statement.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 31, 2026.
(2)	Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed on May 14, 2026.
(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2026, filed on August 14, 2026.
(4)	Current Report on Form 8-K filed on July 2, 2026.
(5)	Current Report on Form 8-K filed on August 27, 2026.

Copies of documents incorporated by reference, excluding exhibits except to the extent such exhibits are specifically incorporated by reference, are available from us without charge, upon oral or written request to:

ALPHA MODUS HOLDINGS, INC.

20311 Chartwell Center Dr., #1469

Cornelius, NC 28031

(704) 252-5050

Attn: Secretary

ADDITIONAL INFORMATION

We file reports with the SEC. These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Exchange Act. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

By order of the Board of Directors

William Alessi
Chief Executive Officer and Director

September [__], 2026